Exhibit 99.10

PUERTO RICO LIQUIDATING TRUST AGREEMENT

by and among

ARAHOVA COMMUNICATIONS, INC.
acting on behalf of the
PUERTO RICO TRUST INTEREST HOLDERS

and

[________________________________],
as Trustee

Dated as of _________ __, 2006

TABLE OF CONTENTS

SECTION		PAGE

	ARTICLE I
	DEFINITIONS

1.01	Certain Terms Defined	2

	ARTICLE II
	CREATION OF THE TRUST

2.01	Contribution of Assets to be held in Trust	5
2.02	Declaration of Trust	5
2.03	Incidents of Ownership	5
2.04	Purpose and Powers of the Puerto Rico Liquidating Trust	5
2.05	Title to Trust Assets	6

	ARTICLE III
	THE TRUSTEE

3.01	Generally	7
3.02	Powers and Duties of the Trustee	7
3.03	Actions of the Trustee Binding on the Puerto Rico Liquidating Trust	10
3.04	Compensation of the Trustee	10
3.05	Resignation and Removal of Trustee	10
3.06	Effect of Resignation or Removal of the Trustee	10

	ARTICLE IV
	THE BOARD

4.01	Board	11
4.02	Matters Requiring Approval of the Board	12
4.03	Selection, Resignation, Removal and Replacement of the Board	13
4.04	Compensation of the Board	13

	ARTICLE V
	STANDARD OF CONDUCT, INDEMNIFICATION AND EXCULPATION

5.01	Limitation on Liability of the Trustee, the Board and Others	13
5.02	Indemnification	14
5.03	Bond	15
5.04	Insurance	15

	ARTICLE VI
	PUERTO RICO TRUST INTERESTS AND PUERTO RICO TRUST INTEREST HOLDERS

6.01	Puerto Rico Trust Interests	15

6.02	Limitations on Transferability of Puerto Rico Trust Interests	16
6.03	Distributions	17
6.04	Distributions Generally; Method of Payment; Undeliverable Property	18
6.05	Reports	19
6.06	No Suits by Puerto Rico Trust Interest Holders	19
6.07	Requirement of Undertaking	19
6.08	List of Holders	20

	ARTICLE VII
	TAX MATTERS

7.01	Income Tax Status	20
7.02	Tax Returns and Reports	20
7.03	Tax Identification Number; Withholding	20
7.04	Fiscal and Tax Year	21

	ARTICLE VIII
	TERM AND TERMINATION

8.01	Term	21
8.02	No Termination by Puerto Rico Trust Interest Holders	21
8.03	Continuance of Puerto Rico Liquidating Trust for Winding Up	21

	ARTICLE IX
	MISCELLANEOUS

9.01	Governing Law; Jurisdiction	21
9.02	Notices	22
9.03	Headings	22
9.04	Amendments and Waivers	23
9.05	Plan	23
9.06	Meanings of Other Terms	23
9.07	Counterparts	23
9.08	Parties in Interest	23
9.09	Entire Agreement	23
9.10	Construction	24
9.11	Severability	24

Schedule I – Trustee Fees

PUERTO RICO LIQUIDATING TRUST AGREEMENT

This Puerto Rico Liquidating Trust Agreement, dated as of ________ ___, 2006 (this “Agreement”), is made by and among Arahova Communications, Inc. (“Reorganized Arahova”) acting on behalf of the Puerto Rico Trust Interest Holders (as defined below) and [________________], as trustee (in such capacity, the “Initial Trustee”).

RECITALS

WHEREAS, on the Commencement Date, the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, on [________ __], 2006, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ [Fourth] Amended Joint Plan of Reorganization (as such plan may hereafter be amended or otherwise modified, the “Plan”);

WHEREAS, Century Communications Corporation, a Texas corporation and a wholly owned subsidiary of Arahova Communications, Inc. (“Century”) sold its 50% interest in Century/ML Cable Venture (the “Venture”) pursuant to that certain Interest Acquisition Agreement (the “Purchase Agreement”) by and among ML Media Partners, L.P. (“ML Media”), Century, Century ML Cable Venture, Century ML Cable Corp., and San Juan Cable, LLC (the “Buyer”);

WHEREAS, ML Media also sold its 50% interest in the Venture pursuant to the terms of the Purchase Agreement;

WHEREAS, ML Media and the Venture have asserted various claims against Century, including the Century-ML JV Claims (collectively, the “ML Media Claims”), and Century has asserted various claims against ML Media (the “Century Claims” and together with the ML Media Claims, the “Cross-Claims”);

WHEREAS, pending the settlement or judicial resolution of the Cross-Claims, each of Century’s and ML Media’s proceeds from the sale of the Venture are being held in the “Sellers’ Escrow Account” pursuant to the terms of the Sellers Escrow Agreement, dated as of October 31, 2005, by and among ML Media, Century, and The Bank of New York, and up to one half of the cash in the Sellers’ Escrow Account is deemed to be part of the CCC Other Unsecured Distribution Reserve with respect to the ML Media Claims;

WHEREAS, pursuant to the terms of the Purchase Agreement, $25 million was placed in an escrow account to secure certain indemnification obligations of ML Media and Century and $13.5 million of the purchase price for the Venture is deferred;

WHEREAS, pursuant to the Plan and the Confirmation Order, all of the issued and outstanding capital stock of Century (the “Century Stock”) is being assigned, granted and transferred by the Debtors to the trust being established pursuant to the terms of this Agreement for the benefit of holders of Allowed Claims in Classes ARA-Notes, ARA-Trade, ARA-Uns and ARA-ESL (collectively, the “Beneficiaries”);

WHEREAS, on the Effective Date of the Plan, a trust is being formed pursuant to this Agreement, the Plan and the Confirmation Order for the purpose of:  (1) holding the Century Stock on behalf of the Beneficiaries, (2) making distributions in respect thereof and (3) maximizing the economic value of the Century Stock by:  defending against the ML Media Claims, prosecuting the Century Claims, and enforcing Century’s rights under the Purchase Agreement and in and to the Sellers’ Escrow Account;

WHEREAS, pursuant to Section 1123(b) of the Bankruptcy Code, a trustee is being retained to implement the Plan in relation to the Puerto Rico Liquidating Trust; and

WHEREAS, the Initial Trustee has agreed to perform the duties of Trustee hereunder;

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01                           Certain Terms Defined.

(a)                                  Capitalized terms defined in the Plan, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Plan.

(b)                                 For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble hereto.

“Bankruptcy Court” has the meaning set forth in the Recitals hereto.

“Beneficiaries” has the meaning set forth in the Recitals hereto.

“Board” has the meaning set forth in Section 4.01 hereto.

“Buyer” has the meaning set forth in the Recitals hereto.

“Century” has the meaning set forth in the Recitals hereto.

“Century Claims” has the meaning set forth in the Recitals hereto.

“Century Distribution” has the meaning set forth in Section 2.04 hereof.

“Century Recovery” has the meaning set forth in Section 2.04 hereof.

“Century Stock” has the meaning set forth in the Recitals hereto.

“Chairman” has the meaning set forth in Section 4.01 hereof.

“Confirmation Order” has the meaning set forth in the Recitals hereto.

“Costs” has the meaning set forth in Section 3.02 hereto.

“Cross-Claims” has the meaning set forth in the Recitals hereto.

“Debtors” has the meaning set forth in the Plan.

“Distributable Proceeds” means (i) the Recovery, less (ii) the amount the Trustee deems necessary or appropriate to hold as a reserve for reasonably anticipated liabilities of the Trust.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exculpated Parties” has the meaning set forth in Section 5.01 hereof.

“Holder List” has the meaning set forth in Section 6.08 hereof.

“Indemnification Advances” has the meaning set forth in Section 5.02(c) hereof.

“Indemnification Costs” has the meaning set forth in Section 5.02(a) hereof.

“Indemnified Parties” has the meaning set forth in Section 5.02(a) hereof.

“Initial Trustee” has the meaning set forth in the preamble hereto.

“IRS” means the Internal Revenue Service of the United States of America.

“ML Media” has the meaning set forth in the Recitals hereto.

“ML Media Claims” has the meaning set forth in the Recitals hereto.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

“Plan” has the meaning set forth in the Recitals hereto.

“Professionals” has the meaning set forth in Section 3.02 hereto.

“Puerto Rico Liquidating Trust” means the trust and any constructive trusts relating thereto established pursuant to: (a) Section 301.7701-4(d) of the Regulations of the United States Department of the Treasury; and (b) Revenue Procedure 94-45, 1994-2 C.B. 684, as a grantor trust, subject to the provisions of Subchapter J and Subpart E of the Internal Revenue Code of 1986 (as amended), owned by the Puerto Rico Trust Interest Holders as grantors, and established in accordance with Section 9.03 of the Plan and on and subject to the terms set forth in this Agreement.

“Puerto Rico Trust Interest Holders” means, collectively, the holders of Puerto Rico Trust Interests in such capacity.

“Puerto Rico Trust Interests” means, collectively, the Series ARA-Notes Interests, the Series ARA-Trade Interests, the Series ARA-Uns Interests and the Series ARA-ESL Interests.

“Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Recovery” and “Recoveries” mean, as applicable, any and all proceeds received by the Puerto Rico Liquidating Trust on or after the Effective Date from: (a) the Century Distribution which will be dependent upon the Century Recoveries; or (b) the liquidation of any other Trust Assets.

“Reorganized Arahova” has the meaning set forth in the Preamble hereto.

“Sellers’ Escrow Account” has the meaning set forth in the Recitals hereto.

“Series ARA-Notes Interests” means beneficial interests in the Puerto Rico Liquidating Trust to be issued to holders of Claims in Class ARA-Notes under the Plan, with the rights and priority accorded to such interests under this Agreement.

“Series ARA-Trade Interests” means beneficial interests in the Puerto Rico Liquidating Trust to be issued to holders of Claims in Class ARA-Trade under the Plan, with the rights and priority accorded to such interests under this Agreement.

“Series ARA-Uns Interests” means beneficial interests in the Puerto Rico Liquidating Trust to be issued to holders of Claims in Class ARA-Uns under the Plan, with the rights and priority accorded to such interests under this Agreement.

“Series ARA-ESL Interests” means beneficial interests in the Puerto Rico Liquidating Trust to be issued to holders of Claims in Class ARA-ESL under the Plan, with the rights and priority accorded to such interests under this Agreement.

“Tax Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code shall include a reference to any amendatory or successor provision thereto.

“Termination Date” has the meaning set forth in Section 8.01 hereof.

“Trust Assets” means the Century Stock and all other property held by the Puerto Rico Liquidating Trust under this Agreement (including, without limitation, the Recoveries), and any earnings thereon.

“Trustee” shall mean the Person performing the duties of the trustee of the trust created by this Agreement, acting in such capacity, initially, the Initial Trustee.  The Trustee may also act as the Plan Administrator pursuant to the Plan Administrator Agreement, and/or the Trustee under the Contingent Value Vehicle Agreement, each dated as of the date hereof.

“Venture” has the meaning set forth in the Recitals hereto.

ARTICLE II
CREATION OF THE TRUST

2.01                           Contribution of Assets to be held in Trust.  Pursuant to the authority conveyed to Arahova Communications Inc. by the Plan and the Confirmation Order, Arahova Communications Inc., acting on behalf of the Puerto Rico Trust Interest Holders, hereby absolutely and irrevocably grants, assigns, transfers, conveys and delivers, without representation, warranty or recourse, and with no reversionary interest in grantors, to the Trustee, and its successors and assigns, to be held in trust pursuant to the terms of this Agreement and the Plan, all right, title and interest in and to the Century Stock.

2.02                           Declaration of Trust.  The Trustee hereby accepts such rights and properties assigned and transferred to it and the trust imposed upon it pursuant to this Agreement, the Plan and the laws of the State of New York on behalf of, and for the benefit of, and agrees to administer and manage the Puerto Rico Liquidating Trust under section 1123(b)(3)(B) of the Bankruptcy Code and to hold the Trust Assets in trust for the sole benefit of the Puerto Rico Trust Interest Holders in their capacity as such.

2.03                           Incidents of Ownership.  The Puerto Rico Trust Interest Holders shall be the sole beneficiaries of the Puerto Rico Liquidating Trust, and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein on behalf of the Puerto Rico Trust Interest Holders.

2.04                           Purpose and Powers of the Puerto Rico Liquidating Trust.

(a)                                  Purpose.  The purpose of the Puerto Rico Liquidating Trust is to implement Section 9.03(a)(v) and related provisions of the Plan by vesting in the Trust the ownership of the Century Stock and the responsibility for (i) maximizing the recovery to Century on the Century Claims, the release of funds from escrow pursuant to the Purchase Agreement, the portion of the deferred purchase price to be received under the Purchase Agreement, the release of funds from the Sellers Escrow Account, net of the liability, if any, under the ML Media Claims, and the costs of defense and collection (the “Century Recovery”); (ii) maximizing the distribution from Century with respect to the Century Stock (the “Century Distribution”); and (iii) maximizing the distribution of the

Trust Assets to the Beneficiaries, in each case on behalf of, and for the benefit of, the Puerto Rico Trust Interest Holders.

(b)                                 Powers.  Subject to the limitations expressly set forth in this Agreement and the Plan, the Puerto Rico Liquidating Trust shall have all powers necessary or appropriate to carry out its purpose, including:

(i)                                     managing Century by virtue of its ownership of the Century Stock, including by appointing the Trustee as the sole director of Century;

(ii)                                  causing Century to:  defend against the ML Media Claims, prosecute the Century Claims, and enforce Century’s rights under the Purchase Agreement and in and to the Sellers’ Escrow Account;

(iii)                               investing the Trust Assets in accordance with Section 3.02(c) hereof; and

(iv)                              distributing the Trust Assets to the Puerto Rico Trust Interest Holders as provided in this Agreement and the Plan.

(c)                                  Limitation on Powers.

(i)                                     The Puerto Rico Liquidating Trust does not have any objective to continue or to engage in the conduct of a trade or business.

(ii)                                  The Puerto Rico Liquidating Trust shall not acquire or prosecute, directly or indirectly, on behalf of Century, any Claim or Cause of Action (x) arising with respect to the Designated Litigation or (y) against the Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities or any of their current respective directors, officers and employees or any former respective directors, officers and employees who were appointed after the Commencement Date (except for Excluded Individuals) in connection herewith; provided that the foregoing limitation shall not limit the rights of Century with respect to the right to (x) be subrogated to the ML Media Claims against Adelphia Communications Corporation upon satisfaction of such Claims, or (y) to seek contribution from Adelphia Communications Corporation with respect to the ML Media Claims.

2.05                           Title to Trust Assets.  Title to the Trust Assets shall be held in the name of the Puerto Rico Liquidating Trust or in the name of Trustee in its capacity as such.  No Puerto Rico Trust Interest Holder, and no widower, widow, heir or devisee of any individual who may become a Puerto Rico Trust Interest Holder and no bankruptcy trustee, receiver or similar person of any Puerto Rico Trust Interest Holder shall have any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable), in any Trust Asset; the sole interest of the Puerto Rico Trust Interest Holders in the Puerto Rico Liquidating Trust and the Trust Assets shall be the rights and benefits given to such Persons under this Agreement and the Plan.

ARTICLE III
THE TRUSTEE

3.01                           Generally.

(a)                                  The Initial Trustee accepts and undertakes to discharge the duties of Trustee created by this Agreement upon the terms and conditions hereof and of the Plan.

(b)                                 The Trustee shall maintain the principal office where the records relating to the Puerto Rico Liquidating Trust are maintained in the County of New York, State of New York.  The Trustee shall maintain books and records in relation to the Puerto Rico Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make a full and proper accounting in respect thereof.

(c)                                  If the Trustee shall ever change its name or reorganize, reincorporate or merge with or into or consolidate with any other entity, the Puerto Rico Liquidating Trust shall not be terminated or dissolved and shall instead continue, and such Trustee shall be deemed to be a continuing entity and shall continue to act as the Trustee hereunder with the same liabilities, duties, powers, rights, titles, discretions and privileges as are herein specified for the Trustee unless otherwise restricted by operation of law or conflict of interest.

3.02                           Powers and Duties of the Trustee.  Subject to the powers expressly reserved to the Board pursuant to Article IV of this Agreement:

(a)                                  General.  The Trustee shall have full power and authority to take any and all actions necessary or appropriate to fulfill the purpose of the Puerto Rico Liquidating Trust as set forth in, and subject to, the Plan and Section 2.04 of this Agreement, to manage the day-to-day affairs of the Puerto Rico Liquidating Trust, and to carry out the obligations of the Trustee as expressly set forth in this Agreement and the Plan.

(b)                                 Treatment of the Trust Assets.  The Trustee shall, with the goal of maximizing the reasonably expected present value of the Century Recovery and the Recovery, in an expeditious but orderly manner, subject to the direction of the Board, liquidate and convert to cash the Trust Assets, administer any cash received in connection therewith, make timely distributions therefrom in accordance with the Plan and this Agreement and not unduly prolong the duration of the Puerto Rico Liquidating Trust.

(c)                                  Investment Powers.  The right and power of the Trustee to invest Trust Assets, the proceeds thereof, or any income earned by the Puerto Rico Liquidating Trust, shall, subject to the last sentence of this Section 3.02(c), be limited to the right and power to invest such assets (pending periodic distributions in accordance with this Agreement and the Plan) in (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from both Standard & Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest ratings obtainable from both S&P and Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above, entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above (“Permitted Investments”); provided, however, that the Trustee may expend the assets of the Puerto Rico Liquidating Trust:  (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Puerto Rico Liquidating Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Puerto Rico Liquidating Trust or fees and expenses in connection with litigation), (iii) to satisfy other liabilities incurred or assumed by the Puerto Rico Liquidating Trust (or to which the assets are otherwise subject) in accordance with the Plan or this Agreement, and (iv) to prosecute the Century Claims; and provided further that, under no circumstances, shall the Puerto Rico Liquidating Trust segregate the assets of the Puerto Rico Liquidating Trust on the basis of classification of the holders of Puerto Rico Trust Interests, other than with respect to distributions to be made on account of Puerto Rico Trust Interests in accordance with the provisions hereof.  The Trustee shall, except as otherwise approved by the Bankruptcy Court, invest any reserves established hereunder only in United States dollar denominated demand deposits with banks organized under the laws of the United States of America or any state thereof or the District of Columbia.

(d)                                 Reports to the Board.  The Trustee shall consult regularly with the Board when carrying out the purpose and intent of the Puerto Rico Liquidating Trust.  The Trustee shall from time to time report to the Board and the Creditors’ Committee as to material developments in the conduct of the Century Claims and in the collection and distribution of the Trust Assets.  The Trustee shall provide the Board with (i) copies of all reports to be delivered under Section 6.05 of this Agreement and (ii) such further information as the Board may request.

(e)                                  Other Powers.  Without limiting the foregoing, subject to the Plan, the Confirmation Order and the direction of the Board, the Trustee is expressly authorized to:

(i)                                     cause the Puerto Rico Liquidating Trust to pay from the Trust Assets all costs and expenses incurred in connection with the administration of the Puerto Rico Liquidating Trust, including (i) fees and expenses of Professionals, (ii) taxes, bank charges, filing and registration fees, postage, telephone, facsimile, copying and messenger costs and secretarial and administrative costs attendant to the administration and maintenance of the Puerto Rico Liquidating Trust and the responsibilities of the Trustee hereunder, (iii) the fees of the Trustee and the members of the Board, (iv) the reasonable out-of-pocket expenses of the Board and (v) any Indemnification Advances (collectively, “Costs”).

(ii)                                  execute any documents and take any other actions related to, or in connection with, the acceptance of the contribution of, and the liquidation of, the Trust Assets and the exercise of the Trustee’s powers granted herein and in the Plan;

(iii)                               hold legal title to, any and all rights of the Puerto Rico Trust Interest Holders in or arising from the Trust Assets on behalf of the Puerto Rico Liquidating Trust and the Puerto Rico Trust Interest Holders;

(iv)                              protect and enforce the rights to the Trust Assets vested in the Trustee and the Puerto Rico Liquidating Trust by this Agreement by any method deemed appropriate including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(v)                                 cause the Puerto Rico Liquidating Trust to distribute the Trust Assets to the Puerto Rico Trust Interest Holders in accordance with the Plan and this Agreement;

(vi)                              file any and all tax returns with respect to the Puerto Rico Liquidating Trust and pay taxes properly payable by the Puerto Rico Liquidating Trust, if any, and make distributions to the Puerto Rico Trust Interest Holders net of such taxes and applicable withholdings;

(vii)                           make all necessary filings in accordance with any applicable law, statute or regulation, including, if necessary, any applicable securities laws, and, in consultation with counsel, seek any advice or determination that may be necessary or appropriate under such laws;

(viii)                        cause the Puerto Rico Liquidating Trust to pay all ordinary course expenses and make all other payments relating to the Puerto Rico Liquidating Trust;

(ix)                                cause the Puerto Rico Liquidating Trust to retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the “Professionals”), in its sole discretion on reasonable terms and conditions of employment or retention, to aid in the performance of its responsibilities pursuant to the terms of this Agreement and the Plan including the liquidation and distribution of Trust Assets, provided, however that in no event shall the Puerto Rico Liquidating Trust hire any one or more employees to the extent any such hiring would result in the Puerto Rico Liquidating Trust engaging in or conducting, or being deemed to engage in or conduct, a trade or business contrary to Section 2.04(c)(i) hereof;

(x)                                   in the event that the Trustee determines that the Puerto Rico Trust Interest Holders or the Puerto Rico Liquidating Trust may, will or have become subject to adverse tax consequences, take such actions that will, or are intended to, alleviate such adverse tax consequences.

3.03                           Actions of the Trustee Binding on the Puerto Rico Liquidating Trust.  Any and all actions taken by the Trustee in accordance with this Agreement shall be binding upon the Puerto Rico Liquidating Trust and the Puerto Rico Trust Interest Holders.

3.04                           Compensation of the Trustee.

(a)                                  The compensation of the Initial Trustee shall initially be as set forth on Schedule I hereto.

(b)                                 Subject to paragraph (a) above, the Board shall have the power and authority to negotiate and set the compensation of the Trustee.

3.05                           Resignation and Removal of Trustee.

(a)                                  The Trustee may resign at any point in time upon written notice to the Board, such resignation to be effective upon the appointment of a successor Trustee after notice to the Bankruptcy Court.  If a successor Trustee has not been appointed within 60 days of such written notice to the Board, the Trustee may petition the Bankruptcy Court to appoint a successor Trustee.

(b)                                 The Trustee may only be removed as follows:

(i)                                     Upon the majority vote of the Board; and

(ii)                                  Upon order of the Bankruptcy Court for cause shown, including, if:

1)                                      the Trustee is in material breach of its obligations under this agreement;

2)                                      the Trustee is adjudged bankrupt or insolvent or convicted of a felony;

3)                                      a receiver or other public officer takes charge of the Trustee or its property; or

4)                                      the Trustee becomes incapable of acting..

3.06                           Effect of Resignation or Removal of the Trustee.

(a)                                  The death, resignation, removal, incompetency, bankruptcy or insolvency of the Trustee shall not operate to terminate the Puerto Rico Liquidating Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this

Agreement or invalidate any action theretofore taken by the Trustee.  In any such event, a successor Trustee shall, by majority vote, be promptly selected by the Board.

(b)                                 If a successor Trustee is not appointed within sixty 60 days of a vacancy in the position of the Trustee, any member of the Board may apply to the Bankruptcy Court for the appointment of a successor Trustee, and the Bankruptcy Court shall appoint such successor and make any amendments to this Agreement as may be required in connection with the appointment of such successor Trustee.

(c)                                  Any successor Trustee appointed hereunder shall execute an instrument accepting its appointment and shall deliver a counterpart thereof to the Bankruptcy Court for filing, and, in case of the Trustee’s resignation, to the resigning Trustee.  Thereupon, such successor shall, without any further act, become vested with all the obligations, duties, powers, rights, title, discretion and privileges of its predecessor in the Puerto Rico Liquidating Trust with like effect as if originally named Trustee and shall be deemed appointed pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code to retain and enforce the rights of the Puerto Rico Liquidating Trust as the holder of the Century Stock for the benefit of the Puerto Rico Trust Interest Holders.

(d)                                 The departing Trustee shall duly assign, transfer and deliver to the successor Trustee Trust Assets and books and records relating to the Puerto Rico Liquidating Trust held or controlled by such departing Trustee hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor, execute and deliver an instrument or instruments conveying and transferring to such successor upon the trust herein expressed all the obligations, duties, powers, rights, title, discretion and privileges of such departing Trustee.

ARTICLE IV
THE BOARD

4.01                           Board.

(a)                                  The Trustee shall be subject to oversight by an oversight board comprised of three members (the “Board”).  The Board shall:

(i)                                     monitor and review the fairness of settlement, abandonment and other disposition proposals proposed to or agreed to by the Trustee on behalf of Century with respect to the Cross-Claims;

(ii)                                  consult with the Trustee and the Creditors’ Committee regarding the compromise, settlement, abandonment and other disposition and prosecution of the Cross-Claims;

(iii)                               monitor and oversee the administration of the Puerto Rico Liquidating Trust and the Trustee’s performance of its responsibilities under this Agreement and/or the Plan; and

(iv)                              perform such other tasks as are expressly set forth in this Agreement and/or the Plan.

(b)                                 The Board shall only have such duties and obligations as are expressly set forth in this Agreement, the Plan, the Confirmation Order and the by-laws adopted pursuant to Section 4.01(d) of the Agreement, and no additional duties or obligations shall be implied as against the Board other than by operation of state and federal law.

(c)                                  Approval of the Board shall be determined by an affirmative vote of a majority of the members of the Board.

(d)                                 The Board shall govern its proceedings through the adoption of by-laws, which the Board may adopt by majority vote.  No provision of such by-laws shall supersede, or conflict with, any express provision of this Agreement or the Plan.

(e)                                  The members of the Board shall elect a Chairman of the Board (the “Chairman”).  The Chairman shall have the powers and duties set forth in the bylaws of the Board, including, without limitation, the authority to execute any documents and take any other actions related to, or in connection with, the exercise of the powers of the Board granted herein.

(f)                                    The Board may retain such Professionals as it deems necessary or appropriate to perform its obligations under this Agreement.

4.02                           Matters Requiring Approval of the Board.  Neither the Trustee nor any person acting on behalf of the Puerto Rico Liquidating Trust may take any of the following actions without the prior consent of the Board:

(a)                                  settle, compromise, abandon or otherwise dispose of all or any portion of the Cross-Claims; provided, however, that (i) no member of the Board may cast a vote with respect to any Cross-Claims to which he or she, his or her employer, or any Affiliate thereof is a named party; (ii) any settlement or abandonment of Cross-Claims involving Claims in an aggregate amount exceeding $5,000,000 shall require approval of the Bankruptcy Court; and (iii) the Trustee may seek Bankruptcy Court approval of a settlement or abandonment of Cross-Claims if the Board fails to act on a proposed settlement or abandonment of such Cross-Claims within 60 days of receiving notice of such proposed settlement by the Trustee, whereupon such Board approval shall no longer be required.  The Board may instruct the Trustee to settle or abandon any Cross-Claims so long as such settlement or abandonment is fair and reasonable based upon the reasonable, good faith business judgment of the Board;

(b)                                 select, retain or replace (i) the legal counsel representing Century in the Cross-Claims, including under any contingency arrangement or (ii) the Puerto Rico Liquidating Trust’s auditor;

(c)                                  amend, modify or supplement this Agreement, except that the Trustee may amend this Agreement without the approval of the Board to the extent necessary to ensure that the Puerto Rico Liquidating Trust will not become subject to the Exchange Act; and

(d)                                 file any report with the Bankruptcy Court pursuant to Section 6.05 hereof.

4.03                           Selection, Resignation, Removal and Replacement of the Board.

(a)                                  The initial members of the Board shall be ______________, _______________, and _________________.

(b)                                 A member of the Board shall continue to serve until his resignation or removal in accordance with the terms of this Agreement.

(c)                                  A member of the Board may resign at any point in time upon written notice to the other members of the Board.

(d)                                 A member of the Board may only be removed as follows:

(i)                                     Upon the vote of the other two members of the Board.

(ii)                                  Upon order of the Bankruptcy Court for cause shown.

(e)                                  Any vacancy on the Board shall be filled by a person designated by the remaining members of the Board, subject to the approval of the Bankruptcy Court.  If a designated candidate for a vacancy has not been named for more than sixty (60) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Board, but subject to the approval of the Bankruptcy Court.

4.04                           Compensation of the Board.

(a)                                  Each member of the Board shall be entitled to compensation from the Trust Assets in the amount of [____________________].

(b)                                 Each member of the Board shall be entitled to reimbursement from the Trust Assets of the reasonable and necessary expenses incurred by him or her in carrying out the purpose of the Board.

ARTICLE V
STANDARD OF CONDUCT, INDEMNIFICATION AND EXCULPATION

5.01                           Limitation on Liability of the Trustee, the Board and Others.  None of the Trustee, the Board nor any of its members, the Professionals or any duly designated agent or representatives of any such party (the “Exculpated Parties”) shall be liable for the act, default or misconduct of any other party or for the Exculpated Party’s own acts, defaults or misconduct except for such Exculpated Party’s own gross negligence or willful misconduct.  The Trustee and the Board may, in connection with the performance of their duties, and in their sole and absolute discretion, consult with the Professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions.  If the Trustee or the Board determines not to consult with the Professionals, such determination shall not be deemed to impose any liability on the Trustee or the Board (as applicable), or the members and/or designees thereof.

5.02                           Indemnification.

(a)                                  The Puerto Rico Liquidating Trust agrees to indemnify and hold harmless the Trustee, the Board, and their respective agents, employees, officers, directors, professionals and principals in their capacity as such (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, amounts paid in judgment, penalty or otherwise, fees and expenses of counsel and other professionals (other than any costs of internal personnel), with respect to claims on whatsoever theory (whether by way of third- or subsequent party complaint, cross-claim, separate action or otherwise) by any Person to recover in whole or in part any liability, direct or indirect, whether by way of judgment, penalty or otherwise, of any Person in connection with, arising out of or which is in any way related to the distribution of the Trust Assets or the Cross-Claims or the matters set forth in this Agreement except, with respect to any Indemnified Party, for its own gross negligence or willful misconduct (the foregoing losses, claims, damages, liabilities and expenses, collectively, “Indemnification Costs”).

(b)                                 Promptly after receipt by an Indemnified Party of notice of the commencement of any action referred to in Section 5.02(a) of this Agreement, such Indemnified Party shall give written notice to the Trustee thereof, but the omission so to notify the Trustee will not relieve the Puerto Rico Liquidating Trust from any liability which it may have to any Indemnified Party except to the extent the Puerto Rico Liquidating Trust is actually prejudiced thereby.  For the purposes of this Section 5.02(b) only, if the Trustee is the Indemnified Party, then the Trustee shall instead provide all notices and make all reports required by this Section 5.02(b) to the Board.  The Puerto Rico Liquidating Trust shall have no liability for any cost or expense incurred by such Indemnified Party prior to the notification to the Trustee of such action.  In case any such action is brought against an Indemnified Party, and it notifies the Trustee of the commencement thereof, the Trustee on behalf of the Puerto Rico Liquidating Trust will be entitled to participate in, and to the extent that it may wish, to assume, the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Trustee to such Indemnified Party, the Puerto Rico Liquidating Trust shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  In the event the Trustee assumes the defense of the action, the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Trustee shall be responsible for the fees and expenses of such separate co-counsel to the extent the Indemnified Party is advised, in writing by its counsel, that the counsel the Trustee has selected has a conflict of interest).  Such assumption of the defense shall not prejudice the right of the Puerto Rico Liquidating Trust to claim at a later date that such third party action is not a proper matter for indemnification pursuant to this Section 5.02.  The Puerto Rico Liquidating Trust shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Puerto Rico Liquidating Trust agrees to indemnify and hold harmless such Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(c)                                  To the extent the Trustee on behalf of the Puerto Rico Liquidating Trust has not assumed the defense of any action referred to in Section 5.02(a), the Indemnified Parties shall be entitled to obtain advances (“Indemnification Advances”) from the Puerto Rico Liquidating Trust to cover their expenses of defending themselves in any action referred to in Section 5.02(a), provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Puerto Rico Liquidating Trust within 5 days after the entry of a final order of any court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 5.02.

5.03                           Bond.  Neither the Trustee nor a Board member shall be obligated to post a bond hereunder.

5.04                           Insurance.

(a)                                  In consultation with and at the direction of the Board, the Trustee shall maintain, or cause to exist, insurance (including, without limitation, insurance covering liabilities of the Trustee, the Board or employees, agents, and professionals of the Puerto Rico Liquidating Trust incurred in connection with their services to the Puerto Rico Liquidating Trust as contemplated in this Article V) at commercially reasonable levels with financially sound and reputable insurers, including an appropriate fidelity bond.  The expenses incurred by the Trustee for such insurance and/or bond shall be paid from the Trust Assets.

(b)                                 In consultation with and at the direction of the Board, the Trustee shall cause Century to maintain, or cause to exist, insurance (including, without limitation, insurance covering liabilities of the directors, employees, agents, and professionals of Century incurred in connection with their services to Century) at commercially reasonable levels with financially sound and reputable insurers, including an appropriate fidelity bond.  The expenses incurred by the Trustee or Century for such insurance and/or bond shall be paid from the assets of Century.

ARTICLE VI
PUERTO RICO TRUST INTERESTS AND
PUERTO RICO TRUST INTEREST HOLDERS

6.01                           Puerto Rico Trust Interests.

(a)                                  The Puerto Rico Trust Interests have been created pursuant to Section 9.03(a)(v) and the related provisions of the Plan and distributed to the Puerto Rico Trust Interest Holders pursuant to Article IV of the Plan.

(b)                                 The Puerto Rico Trust Interests shall not be represented by any certificates and may not be transferred or assigned except as expressly provided in Section 6.02.

(c)                                  The Puerto Rico Trust Interest Holders shall not have any right to participate in the management of the Puerto Rico Liquidating Trust or to vote their Puerto Rico Trust Interests on any matter, except as expressly set forth herein.

(d)                                 The interest of a Puerto Rico Trust Interest Holder is hereby declared and shall be in all respects personal property.

6.02                           Limitations on Transferability of Puerto Rico Trust Interests.  The Puerto Rico Trust Interests are not transferable except as specifically provided in this Section 6.02.

(a)                                  Involuntary Transfers.

(i)                                     Upon the death of a natural person who is a Puerto Rico Trust Interest Holder, such natural person’s interest shall pass as personal property to his or her legal representative and such death shall in no way terminate or affect the validity of this Agreement.

(ii)                                  Upon the merger, consolidation or other similar transaction involving a Puerto Rico Trust Interest Holder that is not an individual, such Puerto Rico Trust Interest Holder’s interest shall to the extent required by applicable law be transferred to the successor Person.

(b)                                 Voluntary Transfers.

(i)                                     A Puerto Rico Trust Interest Holder may voluntarily transfer all or any portion of its Puerto Rico Trust Interest in the Puerto Rico Liquidating Trust only as follows:

A)                                  pursuant to an effective registration with respect to such transfer under applicable U.S. federal and state securities laws; or

B)                                    pursuant to an exemption from U.S. federal and state securities laws which either the Puerto Rico Liquidating Trust or a holder of Puerto Rico Trust Interests has confirmed is available for such transfer through receipt of a “no-action” letter from the Securities and Exchange Commission reasonably acceptable to the Board (a “No-Action Letter”).  The Trustee shall use its commercially reasonable efforts to obtain a No-Action Letter following the Effective Date for the benefit of the holders of Puerto Rico Trust Interests.

(ii)                                  Any Puerto Rico Trust Interest Holder proposing to voluntarily transfer a Puerto Rico Trust Interest in accordance with the provisions hereof shall provide the Trustee not less than ten (10) days’ prior written notice of the proposed transfer, which notice shall include all pertinent facts (including the identification of the proposed transferee and the amount to be transferred) and, if applicable, copies of documents related thereto.  No such transfer shall be effective until it has been consented to in writing by the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the transferring Puerto Rico Trust Interest Holder, until receipt by the Trustee of (i) such notice, (ii) evidence that the transfer has been completed and (iii) notice of the address of the transferee for purposes of Section 6.04 hereof.  The transferor shall reimburse the Trustee for any reasonable expenses incurred in connection with the proposed transfer.

6.03                           Distributions.

(a)                                  Timing.  The Puerto Rico Liquidating Trust shall make distributions as follows:

(i)                                     on the Initial Distribution Date under the Plan;

(ii)                                  within 145 days after then end of each calendar year, the Trustee shall determine whether or not there exist Distributable Proceeds as of the end of such calendar year; the Trustee shall within such time period declare a distribution of such Distributable Proceeds;

(iii)                               subject to the direction of the Board, at such other times and in such amounts as the Trustee shall determine; provided, however, that the amount of the distribution shall not exceed the Distributable Proceeds;

(iv)                              Upon the liquidation of the Puerto Rico Liquidating Trust.

(b)                                 Priority.  Any distribution of Distributable Proceeds shall be paid to the holders of the Puerto Rico Trust Interests in accordance with the following priority and liquidation preferences:

(i)                                     Pro Rata to holders of Series ARA-Notes Interests, Series ARA-Trade Interests and Series ARA-Uns Interests until such holders shall have received an amount equal to the aggregate amount of all Allowed Claims in Classes ARA-Notes, ARA-Trade and ARA-Uns, plus an amount equal to interest on such Claims (calculated pursuant to the second sentence of Section 8.14) from the Commencement Date to the Effective Date, less the aggregate amount of all distributions with respect to such Allowed Claims pursuant to Article IV of the Plan; thereafter

(ii)                                  Pro Rata to holders of Series ARA-ESL Interests until such holders shall have received an amount equal to the aggregate amount of all Allowed Claims in Class ARA-ESL, plus an amount equal to interest on such Claims (calculated pursuant to the second sentence of Section 8.14) from the Commencement Date to the Effective Date, less the aggregate amount of all distributions with respect to such Allowed Claims pursuant to Article IV of the Plan, less the amount available to the holders of such Claims from the Restitution Fund; thereafter

(iii)                               any remaining Distributable Proceeds shall be paid to the Distribution Company and shall be deemed to be an “Excess” from the Arahova Existing Securities Law Claim Reserve and applied as provided in Section 9.03(e) of the Plan.

6.04                           Distributions Generally; Method of Payment; Undeliverable Property.

(a)                                  The Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement, including any and all amounts as may be sufficient to pay any taxes or charges which have been or may be imposed on a distributee or the Puerto Rico Liquidating Trust with respect to the amount distributable or to be distributed.

(b)                                 No distribution of Distributable Proceeds shall be required to be made hereunder (i) to any holder of a Puerto Rico Trust Interest unless such holder is to receive in such distribution at least $50.00 or unless such distribution is the final distribution to such holder pursuant to the Plan and this Agreement or (ii) to any Puerto Rico Trust Interest Holders unless there are at least Two Million Dollars ($2,000,000) in Distributable Proceeds immediately prior to such distribution or unless such distribution is the final distribution pursuant to the Plan and this Agreement.  Any such distribution not made in accordance with the provisions of this Section 6.04(b) shall be retained by the Trustee and shall be held in trust for the relevant Puerto Rico Trust Interest Holder until the date the next distribution is scheduled to be made to such Puerto Rico Trust Interest Holder.

(c)                                  All amounts payable to a Puerto Rico Trust Interest Holder pursuant to this Agreement shall be paid by the Trustee to such Puerto Rico Trust Interest Holder by check payable to such Puerto Rico Trust Interest Holder, mailed to the address of such Puerto Rico Trust Interest Holder appearing on the Holder List.  All payments required to be made by the Trustee to the Puerto Rico Trust Interest Holders shall be made in Cash denominated in U.S. dollars and, if in check form, drawn on a domestic bank selected by the Trustee.

(d)                                 If any distribution to a Puerto Rico Trust Interest Holder is returned to the Puerto Rico Liquidating Trust as undeliverable, no further distribution thereof shall be made to such Puerto Rico Trust Interest Holder unless and until the Puerto Rico Liquidating Trust is notified in writing of such Puerto Rico Trust Interest Holder’s then-current address.  For purposes of this Agreement, undeliverable distributions shall include checks (as of the date of their issuance) sent to a Puerto Rico Trust Interest Holder, respecting distributions to such Puerto Rico Trust Interest Holder, which checks have not been cashed within 6 months following the date of issuance of such checks.  Undeliverable distributions shall remain in the possession of the Puerto Rico Liquidating Trust until the earlier of (i) such time as the relevant distribution becomes deliverable and (ii) the time period specified in Section 6.04(e).

(e)                                  Any Puerto Rico Trust Interest Holder that does not assert a claim for an undeliverable distribution of Distributable Proceeds held by the Puerto Rico Liquidating Trust within one year after the date such distribution was originally made shall no longer have any claim to or interest in such undeliverable distributions, and such undeliverable distributions shall, subject to applicable law, revert to or remain in the Puerto Rico Liquidating Trust and shall be redistributed to the applicable Puerto Rico Trust Interest Holders in accordance with this Agreement.

6.05                           Reports.

(a)                                  The Trustee shall produce and furnish to the Board and the Creditors’ Committee (and, with appropriate confidentiality restrictions, shall make available to any Puerto Rico Trust Interest Holder upon its written request) at such periodic intervals as the Board in its sole discretion shall determine, but not less frequently than quarterly, a report showing all transactions consummated by the Puerto Rico Liquidating Trust during the period covered by such report, including all resolutions of any Cross-Claims, including any payments made or received in respect thereof and all other receipts or disbursements.  Such reports shall be prepared by the Trustee in accordance with such accounting principles as may be applicable to the Puerto Rico Liquidating Trust, as the Trustee, in consultation with the Board, shall from time to time determine.

(b)                                 The Trustee shall produce and furnish to the Puerto Rico Trust Interest Holders and will file with the Bankruptcy Court (i) within 90 days of the conclusion of each calendar year, financial statements, prepared in accordance with generally accepted accounting principles, setting forth the financial condition as of the end of such year, and the results of operations and cash flows for such year, which financial statements shall be audited by an independent accounting firm; and (ii)  at such periodic intervals as the Trustee shall determine, but not less frequently than annually, a list of the pending litigations and claims, the settlements and distributions made during the period covered by such report and such other information as the Trustee shall determine.  Such reports shall be prepared by the Trustee in accordance with such accounting principles as may be applicable to the Puerto Rico Liquidating Trust, as the Trustee, in consultation with the Board, shall from time to time determine.

6.06                           No Suits by Puerto Rico Trust Interest Holders.  No Puerto Rico Trust Interest Holder shall have any right by virtue of any provision of this Agreement to institute or participate in any action or proceeding with respect to the Cross-Claims or other Trust Assets at law or in equity against any party other than the Trustee in order to enforce the provisions of this Agreement.

6.07                           Requirement of Undertaking.  The Trustee may request the Bankruptcy Court to require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, including reasonable attorneys’ fees, against any party litigant in such suit; provided, however, that the provisions of this Section 6.07 shall not apply to any suit by the Trustee.

6.08                           List of Holders.  The Trustee shall maintain a list of the names and addresses of the Puerto Rico Trust Interest Holders (the “Holder List”), and books and records relating to the assets and the income of the Puerto Rico Liquidating Trust and the payment of expenses of the Puerto Rico Liquidating Trust, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of Section 6.05 and Article VII hereof and to comply with applicable provisions of law.  Each Puerto Rico Trust Interest Holder shall be responsible for providing the Trustee with written notice of any change in address.  The Trustee may, until otherwise advised in writing by any Puerto Rico Trust Interest Holder, rely upon the Holder List.  The Board and the Puerto Rico Trust Interest Holders shall have the right to examine, at any reasonable time (and, in the case of Puerto Rico Trust Interest Holders, subject to such terms as the Trustee may impose in the interest of the Puerto Rico Liquidating Trust), the books and records of the Puerto Rico Liquidating Trust and make copies thereof.

ARTICLE VII
TAX MATTERS

7.01                           Income Tax Status.

(a)                                  Unless the IRS or a court of competent jurisdiction requires a different treatment, for federal income tax purposes, (i) the Debtors shall be deemed to have transferred the Trust Assets to the Puerto Rico Trust Interest Holders and thereupon the Puerto Rico Trust Interest Holders shall be deemed to have transferred the Trust Assets to the Puerto Rico Liquidating Trust, and (ii) the Puerto Rico Liquidating Trust shall be treated as a grantor trust and the Puerto Rico Trust Interest Holders shall be treated as the grantors and deemed owners of the Puerto Rico Liquidating Trust.  The Trustee is authorized to take any reasonable action that may be necessary or appropriate to minimize any potential tax liability of the Puerto Rico Trust Interest Holders arising out of the operations of the Puerto Rico Liquidating Trust.

(b)                                 The taxable income or loss of the Puerto Rico Liquidating Trust shall be allocated to Puerto Rico Trust Interest Holders in accordance with Section 7.08(a) of the Plan.

7.02                           Tax Returns and Reports.  In accordance with Treasury Regulations Section 1.671-4(a), the Trustee shall cause to be prepared and filed, at the cost and expense of the Puerto Rico Liquidating Trust, an annual information tax return (Form 1041) with the Internal Revenue Service, with a schedule attached showing the items of income, deduction, and credit attributable to the Puerto Rico Liquidating Trust and detailing the allocation of such items of income, deduction, and credit among the Holders as required pursuant to the Form 1041 instructions for grantor trusts.  Copies of such Form 1041 and attached schedules will be delivered promptly to each Puerto Rico Trust Interest Holder.  The Trustee shall be responsible for filing all federal, state and local tax returns for the Puerto Rico Liquidating Trust and shall pay any taxes shown as due thereon.

7.03                           Tax Identification Number; Withholding.  The Trustee may require any Puerto Rico Trust Interest Holder or other distributee to furnish to the Trustee its tax identification number as assigned by the IRS and the Trustee may condition any distribution to any Puerto Rico Trust Interest Holder or other distributee upon receipt of such identification number.  If any such Puerto Rico Trust Interest Holder or other distributee fails to supply a tax identification number to the Trustee within ninety (90) days of the initial request by the Trustee, all payments to such Puerto Rico Trust Interest Holder shall be subject to backup withholding tax in accordance with the Tax Code.  All payments to Puerto Rico Trust Interest Holders shall also be subject to any other withholdings required by federal, state or local tax laws.

7.04                           Fiscal and Tax Year.  The fiscal year and taxable year of the Puerto Rico Liquidating Trust shall, unless otherwise required by the Tax Code, be the calendar year.

ARTICLE VIII
TERM AND TERMINATION

8.01                           Term.  The existence of the Puerto Rico Liquidating Trust shall terminate upon the distribution of all of the Trust Assets to the Puerto Rico Liquidating Trust Interest Holders (the “Termination Date”).  The Trustee shall at all times endeavor (a) to prosecute, direct, settle or compromise expeditiously the Cross-Claims, (b) to obtain a release of the escrow under the Purchase Agreement and of the Sellers Escrow Account, and (c) to obtain payment of the deferred purchase Price pursuant to the Purchase Agreement so as to distribute the Distributable Proceeds to the Puerto Rico Trust Interest Holders and terminate the Puerto Rico Liquidating Trust as soon as practicable in accordance with this Agreement.  Upon the termination of the existence of the Puerto Rico Liquidating Trust, any Century Claims which have not been prosecuted, settled, compromised or adjudicated by the Trustee will be extinguished, and no Puerto Rico Trust Interest Holder shall have any rights or interest therein.

8.02                           No Termination by Puerto Rico Trust Interest Holders.  The Puerto Rico Liquidating Trust may not be terminated by the Puerto Rico Trust Interest Holders.

8.03                           Continuance of Puerto Rico Liquidating Trust for Winding Up.  After the termination of the Puerto Rico Liquidating Trust as provided in Section 8.01 of this Agreement and solely for the purpose of liquidating and winding up the affairs of the Puerto Rico Liquidating Trust, the Trustee shall continue to act as Trustee until its duties hereunder and the Plan have been fully performed.  The Trustee shall, upon the termination of the Puerto Rico Liquidating Trust, distribute all Distributable Proceeds as provided in Section 6.05 hereof.

ARTICLE IX
MISCELLANEOUS

9.01                           Governing Law; Jurisdiction.

(a)                                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and U.S. bankruptcy laws, as applicable, without giving effect to any contrary result otherwise required under applicable choice or conflict of law rules.

(b)                                 The parties agree that the Bankruptcy Court shall have continuing jurisdiction over the Puerto Rico Liquidating Trust, the Trustee and the Trust Assets,

including, without limitation, jurisdiction to determine all disputes regarding the administration and activities of the Puerto Rico Liquidating Trust, the Trustee, the Board, the provisions of this Agreement and any modifications to this Agreement.  The Trustee shall have the power and authority to bring any action in the Bankruptcy Court to prosecute and defend the Cross-Claims as provided in Section 3.02 of this Agreement.  Notwithstanding anything herein to the contrary, the Trustee may commence and prosecute any of the claims comprising the ML Media Claims and defend the Century Claims in any state or federal court or other tribunal where venue and jurisdiction is otherwise proper.

9.02                           Notices.  Any notice or other communication required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, (i) at the time delivered by hand, (ii) when receipt is confirmed if delivered personally or by telex, facsimile or other telegraphic means or (iii) five (5) business days after being deposited in the mail (postage prepaid), if sent by registered United States mail, return receipt requested, postage prepaid:

(a)                                  if to the Trustee, to

[________________]
[________________]
[________________]
Facsimile:  [(___) ________]
Attention:  [_____________];

(b)                                 if to the Board, to

[________________]
[________________]
[________________]
Facsimile:  [(___) ________]
Attention:  [_____________];

(c)                                  if to any Puerto Rico Trust Interest Holder, to the last known business or residential address of such Puerto Rico Trust Interest Holder, as the case may be, reflected in the Holder List; or

(d)                                 if to Reorganized Arahova, to

Adelphia Communications Corporation
5619 DTC Parkway
Greenwood Village, CO  80111

Facsimile:  [(___) ________]
Attention: General Counsel.

9.03                           Headings.  The headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

9.04                           Amendments and Waivers.

(a)                                  Subject to approval by the Board, the Trustee, in writing, may amend, modify and supplement this Agreement in a manner that is not adverse to the Puerto Rico Trust Interest Holders, without the consent of the Puerto Rico Trust Interest Holders.  Notwithstanding the immediately preceding sentence, no amendment to Sections 2.01 or 2.04(c) shall be made without the prior written consent of Reorganized Arahova.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(b)                                 If, at any time during the term of this Agreement, the Puerto Rico Liquidating Trust is, in the reasonable good faith judgment of the Trustee, reasonably likely to become subject to the reporting or registration requirements of the Exchange Act, the Trustee may, without the need for any prior approval by the Bankruptcy Court or the Puerto Rico Trust Interest Holders, amend this Agreement to the extent necessary to ensure that the Puerto Rico Liquidating Trust does not become subject to the reporting or registration requirements of the Exchange Act.

9.05                           Plan.  The terms of this Agreement are intended to supplement the terms provided by the Plan and the Confirmation Order.  However, to the extent that the terms of the Plan or the Confirmation Order are inconsistent with the terms set forth in this Agreement with respect to the Puerto Rico Liquidating Trust, then the Plan or the Confirmation Order shall govern.

9.06                           Meanings of Other Terms.  Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, and words importing the singular number include the plural number and vice versa.  All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, Bankruptcy Rules or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Agreement, and the words “herein,” “hereof’ and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision of this Agreement.

9.07                           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

9.08                           Parties in Interest.  Except as expressly provided herein with respect to the Exculpated Parties and the Indemnified Parties, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

9.09                           Entire Agreement.  This Agreement and the Plan together constitute the entire agreement among the parties hereto with respect to the subject matter hereof, supersede and are in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.  The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

9.10                           Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context otherwise requires:  (a) a term has the meaning assigned to it by this Agreement; (b) including means “including but not limited to”; (c) ”or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; and (f) “$” means the currency of the United States of America.

9.11                           Severability.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers or authorized representatives, effective as of the date first above written.

ARAHOVA COMMUNICATIONS, INC., acting
on behalf of the Puerto Rico Trust Interest
Holders pursuant to the Plan

By:
Name:
Title:

INITIAL TRUSTEE

[_____________________]

By:
Name:
Title: